UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2008
Date of Report (Date of earliest event reported)

CELLCYTE GENETICS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52238	86-1127046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 220th Street, Suite 103, Bothell Washington	98021
(Address of principal executive offices)	(Zip Code)

(425) 483-6101
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 1, 2008, the Board of Directors of CellCyte Genetics Corporation (the "Company") appointed Nathan A. McDonald as Vice President, Finance of the Company.

Mr. McDonald has an extensive business and organizational development background with experience in efficient execution and achievement of business and financial milestones. He has successfully advised on and structured more than $30 million in equity financing and has been a financial advisor on business strategy and financial opportunities for over 150 emerging companies.

From June, 2005 to present, Mr. McDonald serves as co-founder and Director of the northwest region for the Keiretsu Forum, a large international network of accredited angel investors. From June, 2004 to present, Mr. McDonald serves as a Managing Partner for Venture Velocity Partners, a professional services and venture consulting firm. From May, 2000, to present, Mr. McDonald serves as Managing Director and Financial Officer of the Investment Forum, a non-profit organization which has organized over thirty events to bring together investors and company CEOs from throughout the northwest. From July, 2003 to June, 2007, he was a consultant for Software Architects, Inc, and from February, 2002 to May, 2003, was a consultant for Cennapharm Corporation. Mr. McDonald received a Bachelor's degree with a special focus in finance from the University of Washington, Business School.

Mr. McDonald is not related to any of the directors or officers of the Company and the Company has not entered into any related party transactions with Mr. McDonald.

The following summary of the employment agreement entered into with Mr. McDonald is not complete and is qualified in its entirety by reference to the agreement, a copy of which is included as an exhibit to this current report.

We have entered into an Employment Agreement with Mr. McDonald effective January 1, 2008 for a term ending upon the termination of the agreement as described below. Pursuant to the agreement, Mr. McDonald has agreed to act as Vice President of Finance of the Company. We have agreed to pay Mr. McDonald an annual salary of $165,000 for his services and Mr. McDonald is entitled to participate in any bonus and incentive programs as well as any employee benefit plans maintained by the Company. The agreement may be terminated (i) if Mr. McDonald is incapacitated from illness, accident or other disability and unable to perform his duties for a cumulative period of four months in any 12 consecutive month period, upon the Company or Mr. McDonald giving the other not less than 30 days prior written notice, (ii) by either party without Cause (as defined in the agreement) upon 14 days prior written notice, (iii) by the Company for Cause, or (iv) upon cessation of the Company's business. If, within 12 months following a "change of control" (as defined in the Employment Agreement) Mr. McDonald terminates his employment with the Company or the Company terminates his employment other than for Cause, Mr. McDonald is entitled to receive his current annual salary for a period of 18 months, and all unvested stock options issued to Mr. McDonald and all unvested stock grants made to Mr. McDonald shall become fully vested.

Item 9.01         Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits
Exhibit	Description
10.1	Employment Agreement with Nathan McDonald

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CELLCYTE GENETICS CORPORATION
Date: April 4, 2008.	/s/ "Gary A. Reys" Name: Gary A. Reys Title: President, Chief Executive Officer and a director

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